Exhibit 24.3

                   [ELLIOTT, DAVIS & COMPANY, LLP LETTERHEAD]

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Board of Directors
Emergent Group, Inc.
Greenville, South Carolina

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 filed with respect to the 1995 Employee and Officer Stock Option Plan of our report on the financial statements for the year ended December 31, 1995, dated January 31, 1996, with respect to the consolidated financial statements of Emergent Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

Greenville, South Carolina
May 22, 1998